UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2017

NSAV Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53346	82-1337551
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
2374 Route 390 North, Mountainhome
Cresco, PA

(570) 595-2432

(Registrant’s telephone number, including area code)

Net Savings Link, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Effective May 17, 2017, as discussed below, effective May 17, 2017, the issuer re-domiciled from Colorado to Delaware and engaged in a Holding Company Reorganization. See Exhibit 3.1.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Holding Company Reorganization

On May 17, 2017, the issuer completed a corporate reorganization (the “Holding Company Reorganization”) pursuant to which Net Savings Link, Inc., as previously constituted (the “Predecessor”) became a direct, wholly-owned subsidiary of a newly formed Delaware corporation, NSAV Holding, Inc. (the “Holding Company”), which became the successor issuer. In other words, the Holding Company is now the public entity. The Holding Company Reorganization was effected by a merger conducted pursuant to Section 251(g) of the Delaware General Corporation Law (the “DGCL”), which provides for the formation of a holding company without a vote of the stockholders of the constituent corporations.

In accordance with Section 251(g) of the DGCL, NSAV Services, Inc. (“Merger Sub”), another newly formed Delaware corporation and, prior to the Holding Company Reorganization, was an indirect, wholly owned subsidiary of the Predecessor, merged with and into the Predecessor, with the Predecessor surviving the merger as a direct, wholly owned subsidiary of the Holding Company (the “Merger”). The Merger was completed pursuant to the terms of an Agreement and Plan of Merger among the Predecessor, the Holding Company and Merger Sub, dated May 17, 2017 (the “Merger Agreement”).

As of the effective time of the Merger and in connection with the Holding Company Reorganization, all outstanding shares of common stock and preferred stock of the Predecessor were automatically converted into identical shares of common stock or preferred stock, as applicable, of the Holding Company on a one-for-one basis, and the Predecessor’s existing stockholders and other equity holders became stockholders and equity holders, as applicable, of the Holding Company in the same amounts and percentages as they were in the Predecessor prior to the Holding Company Reorganization.

The executive officers and board of directors of the Holding Company are the same as those of the Predecessor in effect immediately prior to the Holding Company Reorganization.

For purposes of Rule 12g-3(a), the Holding Company is the successor issuer to the Predecessor, now as the sole shareholder of the Predecessor. Accordingly, upon consummation of the Merger, the Holding Company’s common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder.

The foregoing description of the Merger Agreement set forth in this Item 1.01 is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated by reference herein.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On May 17, 2017, the Predecessor re-domiciled from Colorado to Delaware. Immediately following such re-domiciliation, the Holding Company adopted a certificate of incorporation (the “Certificate”) and bylaws (the “Bylaws”) that are, in all material respects, identical to the certificate of incorporation and bylaws of the Predecessor immediately prior to the Holding Company Reorganization, with the possible exception of certain amendments that are permissible under Section 251(g)(4) of the DGCL. The Holding Company has the same authorized capital stock and the designations, rights, powers and preferences of such capital stock, and the qualifications, limitations and restrictions thereof are the same as that of the Predecessor’s capital stock immediately prior to the Holding Company Reorganization.

The Certificate of the Holding Company is attached hereto as Exhibits 3.1 and incorporated by reference into this Item 5.03.

ITEM 8.01. OTHER EVENTS

The common stock of the Holding Company trades on OTCMarkets under the symbol “NSAV” under which the common stock of the Predecessor was previously listed and traded. As a result of the Holding Company Reorganization, the common stock of the Predecessor will no longer be publicly traded.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 17, 2017, by and among NSAV Holding, Inc., Net Savings Link, Inc. and NSAV Services, Inc.

3.1	Certificate of Incorporation of each constituent entity, including any exhibits thereto.

3.2	Certificate of Incorporation, as may be amended from time to time of each of Net Savings Link, Inc., NSAV Holding, Inc. and NSAV Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSAV Holding, Inc. (Registrant)

Date: May 31, 2017	By:	/s/ James Tilton
James Tilton CEO and President

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated May 17, 2017, by and among NSAV Holding, Inc., Net Savings Link, Inc. and NSAV Services, Inc.

3.1	Certificate of Incorporation of each participating entity.

3.2	Certificate of Incorporation, as may be amended from time to time of each of Net Savings Link, Inc., NSAV Holding, Inc. and NSAV Services, Inc.